UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2012

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-4636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 3, 2012, XPO Logistics, Inc. (the “Company”) acquired the freight brokerage operations of Kelron Corporate Services Inc. and certain affiliated companies (collectively, “Kelron”), which operate a non-asset-based, third party logistics business in Toronto, Ontario, Montreal, Quebec, Vancouver, British Columbia, and Cleveland, Ohio. The purchase of Kelron was completed through two related transactions: The Company’s wholly-owned subsidiary, XPO Logistics Canada Inc., an Ontario corporation (“XPO Canada”), entered into a Share Purchase Agreement, dated August 3, 2012 (the “Share Purchase Agreement”), with 1272387 Ontario Inc., 1272393 Ontario Inc., Keith Matthews and Geoff Bennett (collectively, the “Share Sellers”), pursuant to which XPO Canada purchased all of the outstanding capital stock of Kelron Corporate Services Inc. Contemporaneously with the execution of the Share Purchase Agreement, XPO Logistics, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“XPO LLC”), entered into an Asset Purchase Agreement, dated August 3, 2012 (the “Cleveland Agreement” and together with the Share Purchase Agreement, the “Purchase Agreements”), with Kelron Distribution Systems (Cleveland) LLC, a Delaware limited liability company, Geoff Bennett and Keith Matthews (collectively, the “Asset Sellers” and together with the Share Sellers, the “Sellers”), pursuant to which XPO LLC purchased substantially all of the assets of Kelron Distribution Systems (Cleveland) LLC. The total consideration payable under the Purchase Agreements was approximately $8.0 million, payable in cash, deferred payments (including an escrow), and assumption of certain indebtedness. The assets purchased under the Cleveland Agreement included rights under certain contracts, intellectual property, office equipment, account receivables, and other related assets.

The Purchase Agreements include customary representations, warranties, and covenants, as well as covenants requiring the Sellers not to solicit certain employees or customers of the Company or its affiliates or to compete with the Company in certain products or services related to the business sold by Sellers for a period of five years after the sale is completed. Subject to certain limitations, each party has agreed to indemnify the other for breaches of representations, warranties, and covenants.

The foregoing summary of the terms and conditions of the Purchase Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreements, which will be filed with the Company’s Form 10-Q for the quarter ending September 30, 2012.

The financial statements required pursuant to Item 9.01 are not filed with this report, but will be filed by amendment not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2012	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President and General Counsel